UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0910

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of Acquisition

On October 1, 2014 (the “Closing Date”), Gannett Co., Inc. (the “Company”) completed the previously announced acquisition contemplated in the Unit Purchase Agreement, dated August 5, 2014 (the “Purchase Agreement”), by and among the Company, Classified Ventures, LLC (“CV”) and the unitholders of CV party thereto. Pursuant to the Purchase Agreement, the Company acquired the remaining 73.1% of the outstanding membership interests of CV that it did not already own, resulting in 100% ownership of CV (the “Acquisition”). CV owns and operates the Cars.com website, which offers extensive local and national automotive listings through its website and 150+ online media partners. In connection with the Acquisition, each of the newspapers of the sellers and related parties entered into a new affiliation agreement with CV.

At the effective time (the “Effective Time”) of the Acquisition, the Company paid each seller such seller’s pro rata share of the purchase price, as adjusted pursuant to the Purchase Agreement. The total cash consideration for the Acquisition was approximately $1.8 billion.

A copy of the press release announcing the completion of this transaction is filed as an exhibit to this Form 8-K.

Financing Arrangements

The source of the aggregate purchase price paid by the Company in the Acquisition consisted of the net proceeds from the sale of Gannett’s $350 million aggregate principal amount of 4.875% Senior Notes due 2021 and $325 million aggregate principal amount of 5.500% Senior Notes due 2024, plus available cash and borrowings under its credit agreement.

The description of the Acquisition and the Purchase Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to Gannett’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2014 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On October 1, 2014, Gannett issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the completion of the Acquisition.

References to Gannett’s website in the news release do not incorporate by reference the information on such website into this Current Report on Form 8-K, and Gannett disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated October 1, 2014 (furnished herewith).

2.1	Unit Purchase Agreement, dated as of August 5, 2014, by and among Gannett Co., Inc., Classified Ventures, LLC, the unitholders of Classified Ventures, LLC (the “Sellers”), certain subsidiaries of the Sellers, Gannett Satellite Information Network, Inc., and Belo Ventures, Inc. (incorporated by reference to Exhibit 2.1 to Gannett’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
	Name:	Todd A. Mayman
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated October 1, 2014 (furnished herewith).

2.1	Unit Purchase Agreement, dated as of August 5, 2014, by and among Gannett Co., Inc., Classified Ventures, LLC, the unitholders of Classified Ventures, LLC (the “Sellers”), certain subsidiaries of the Sellers, Gannett Satellite Information Network, Inc., and Belo Ventures, Inc. (incorporated by reference to Exhibit 2.1 to Gannett’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2014).